Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS 2019 FULL-YEAR RESULTS

TWO ADDITIONAL OEM MIRROREYE AWARDS WITH $50 MILLION PEAK ANNUAL REVENUE

ANNOUNCES ADDITIONAL $50 MILLION SHARE REPURCHASE AUTHORIZATION

2019 Results

•	Earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $2.13
•	Adjusted EPS of $1.47
•	Sales of $834.3 million
•	Adjusted Sales of $830.1 million
•	Gross profit of $213.7 million
•	Adjusted gross profit of $219.9 million (26.5% of adjusted sales)
•	Operating income of $71.3 million
•	Adjusted operating income of $48.0 million (5.8% of adjusted sales)
•	Adjusted EBITDA of $80.3 million (9.7% of adjusted sales)

2020 Guidance

•	Adjusted EPS of $0.95 - $1.15
•	Sales of $750.0 - $770.0 million
•	Adjusted gross margin of 28.0% - 29.0%
•	Adjusted operating margin of 5.0% - 6.0%
•	Adjusted EBITDA margin of 9.0% - 10.0%
•	Effective tax rate of 20.0% - 25.0%

NOVI, Michigan – February 26, 2020 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the full-year ended December 31, 2019, with full-year sales of $834.3 million and EPS of $2.13. 2019 Adjusted sales were $830.1 million and adjusted EPS was $1.47 for 2019. 2019 Adjusted sales excluding the impact of divested products lines was $792.7 million. The exhibits attached hereto provide reconciliation detail on the normalizing adjustments.

For the full-year 2019, Stoneridge reported gross profit of $213.7 million and adjusted gross profit of $219.9 million (26.5% of adjusted sales). 2019 Operating income was $71.3 million and adjusted operating income was $48.0 million (5.8% of adjusted sales). 2019 Adjusted EBITDA was $80.3 million (9.7% of sales).

Jon DeGaynor, President and Chief Executive Officer, commented, “We experienced a challenging fourth quarter primarily as a result of non-recurring events, such as the General Motors strike and incremental facility closure costs, as well as inefficiencies in one of our plants. It is important to place our short term performance in the context of the strides we have made in positioning Stoneridge for the future. We accelerated our transformation of the Company in 2019 by rationalizing our product portfolio, optimizing our manufacturing footprint and investing in significant new programs that will drive long-term profitable growth. Most importantly, we continued to transition our investments into advanced technologies and systems such as MirrorEye, that allow Stoneridge to establish a highly differentiated position in our end markets. As a result of our pivot toward advanced technology, this year we were awarded three additional MirrorEye OEM programs, including the largest single program in Company history. These awards solidify our position as the global leader in OEM camera mirror systems. The customer platforms on which we have been awarded MirrorEye programs represent approximately 75% of the North American OEM production volume with at least one major OEM yet to make a sourcing decision. For a frame of reference, our currently awarded programs at customer quoted penetration rates represent more than $75 million of peak annual revenue. If camera mirror systems were to become standard equipment, our awarded programs would represent peak annual revenue of approximately $500 million. With our recently awarded programs and MirrorEye at customer quoted penetration rates, our backlog grew by over 6 percent, excluding recently divested product lines and the impact of current currency exchange rates and production forecasts.”

Full Year in Review

Control Devices adjusted sales, excluding the impact of divested non-core product lines in 2019, totaled $396.4 million, a decrease of 2.1% relative to 2018. The reduction is due to the impact of the General Motors labor strike and decreased sales volumes due to volume reductions related to the legacy shift-by-wire programs. These decreases were partially offset by increases in our China automotive, European automotive and European commercial vehicle markets. Control Devices adjusted gross margin decreased due to lower sales and increased overhead and direct material costs partially attributable to increased expediting and tariff costs compared to 2018. Reductions in gross margin were partially offset by reduced SG&A and D&D costs, resulting in adjusted operating margin of 12.1%, excluding the impact of recently divested non-core product lines.

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Electronics’ sales of $368.9 million decreased by 3.4% relative to 2018, primarily due to a decrease in sales volume in our European commercial vehicle market and unfavorable currency translation. This decrease was partially offset by an increase in sales volume in our North American and China commercial vehicle markets and increased sales of European and North American off-highway vehicle products. Electronics segment gross margin decreased due to lower sales, an unfavorable product mix and increased costs related to electronic component shortages resulting in increased direct material costs. The segment’s adjusted operating income decreased as a result of a lower gross margin, partially offset by reduced D&D costs resulting in adjusted operating margin of 7.0%.

Stoneridge Brazil, formerly known as PST, sales of $67.5 million decreased due to lower volumes for our Argentina aftermarket channel, audio and alarm products, tracking devices and monitoring service revenues. This decrease was partially offset by higher volumes for our OEM and factory authorized dealer installer products. The segment’s gross margin declined due to a reduction in sales volume and adverse sales mix. Stoneridge Brazil’s adjusted operating margin decreased to 3.5% due to a lower gross margin which was partially offset by lower SG&A costs as a percentage of sales.

DeGaynor continued, “We believe the actions we executed in 2019 positioned each of our segments for continued long-term success. By divesting our non-core products, rationalizing our manufacturing footprint and investing in strategically differentiated products and capabilities, Control Devices is increasingly well positioned to outpace our underlying markets. In Electronics, we expect that headwinds in commercial vehicle end-markets will temper revenue growth in 2020 before the ramp-up of several large programs at the end of the year and into 2021. Considering our additional MirrorEye awards in 2019 as well as the potential for significant take rate improvement, we are planning for continued and increased investment to support those awards in 2020. In 2020, the integration of Stoneridge Brazil into the global Electronics strategy will continue with expanded regionalized product development and the ramp-up of OEM awards. Overall, we will continue to focus our resources on the areas of largest opportunity for the Company and drive long-term value creation for our shareholders.”

Cash and Debt Balances

As of December 31, 2019, Stoneridge had cash and cash equivalent balances totaling $69.4 million. Total debt as of December 31, 2019, was $129.1 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.7x.

2020 Outlook

The Company announced 2020 sales guidance of $750.0 - $770.0 million.

Bob Krakowiak, Chief Financial Officer, commented, “We are expecting reduced 2020 revenue relative to 2019 excluding the impact of divested product lines, with midpoint revenue guidance of $760.0 million driven primarily by reduced end market production forecasts and the continued ramp-down of our legacy shift-by-wire programs. We have included a modest amount of MirrorEye retrofit revenue in our guidance and will continue to evaluate our assumptions as the year progresses. Our 2020 revenue guidance considers the fact that divested product lines contributed approximately $37.4 million to sales in 2019. Moving forward, we expect that the impact of new program launches will drive significant growth in 2021 and have updated our 2021 targeted revenue to reflect a growth rate of approximately 12% relative to 2020 guidance.”

Further, the Company announced guidance for 2020 adjusted gross margin of 28.0% - 29.0%, adjusted operating margin of 5.0% - 6.0% and adjusted EBITDA margin of 9.0% - 10.0%.

The Company announced adjusted earnings per share guidance of $0.95 - $1.15 and an effective tax rate of 20.0% - 25.0%.

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Krakowiak continued, “With respect to adjusted earnings per share, for comparison purposes the divested product lines reduce EPS in 2020 by approximately $0.09. In 2020, we are expecting $8 to $12 million of incremental operational improvements that will be partially offset by on-going investment in resources to support multiple future program launches and continued new product development. Finally, we anticipate our effective tax rate in 2020 to be 20% to 25% compared to 8.4% in 2019 which reduces EPS by approximately $0.23 based on the midpoint of our guided tax rate. In consideration of the impact of divested product lines, reduced revenue due primarily to externalities, operational improvements and incremental investment to support future growth, as well as the increased tax rate, we are expecting a midpoint adjusted EPS of $1.05 in 2020.”

Share Repurchase Program

Krakowiak commented, “Our expectations are for continued strong growth, due in part to increasingly optimistic views related to the penetration rate of OEM MirrorEye programs, as well as significant opportunities for margin expansion. Because of these strong expectations, the Company’s Board of Directors has authorized a share repurchase program for up-to $50 million over the next 18 months. This is in addition to the $50 million share repurchase authorization we announced late in 2018. We believe that executing share repurchases is a prudent way to drive value for our shareholders. In addition to the share repurchase program we will continue to evaluate opportunities to put our capital to use through organic or inorganic investments.”

The Company's Common Shares may be repurchased from time to time at prevailing prices, subject to market conditions, Common Share price and other considerations. The repurchases may be made from time to time in either open market transactions or in privately negotiated transactions. No assurance can be given as to the times when the Common Shares will be repurchased or to whether and to what extent the Common Share program repurchase will be consummated.

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2019 fourth-quarter and full year results can be accessed at 9:00 a.m. Eastern Time on Thursday, February 27, 2020, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;

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•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
·	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control, such as the recent coronavirus outbreak;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2019 and 2018 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA should not be considered in isolation or as a substitute for sales, gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31 (in thousands, except per share data)	2019	2018	2017

Net sales	$834,289	$866,199	$824,444
Costs and expenses:
Cost of goods sold	620,556	609,568	576,304
Selling, general and administrative	123,853	138,553	141,893
Gain on disposal of non-core products, net	(33,599)	-	-
Design and development	52,198	51,074	48,877
Operating income	71,281	67,004	57,370
Interest expense, net	4,324	4,720	5,783
Equity in earnings of investee	(1,578)	(2,038)	(1,636)
Other expense (income), net	142	(736)	641
Income before income taxes	68,393	65,058	52,582
Provision for income taxes	8,102	11,210	7,533
Net income	60,291	53,848	45,049
Net loss attributable to noncontrolling interest	-	-	(130)
Net income attributable to Stoneridge, Inc.	$60,291	$53,848	$45,179

Earnings per share attributable to Stoneridge, Inc.:
Basic	$2.17	$1.90	$1.61
Diluted	$2.13	$1.85	$1.57
Weighted-average shares outstanding:
Basic	27,792	28,402	28,082
Diluted	28,270	29,080	28,772

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CONSOLIDATED BALANCE SHEETS

December 31, (in thousands)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$69,403	$81,092
Accounts receivable, less reserves of $1,289 and $1,243, respectively	138,564	139,076
Inventories, net	93,449	79,278
Prepaid expenses and other current assets	29,850	20,731
Total current assets	331,266	320,177
Long-term assets:
Property, plant and equipment, net	122,483	112,213
Intangible assets, net	58,122	62,032
Goodwill	35,874	36,717
Operating lease right-of-use asset	22,027	-
Investments and other long-term assets, net	32,437	28,380
Total long-term assets	270,943	239,342
Total assets	$602,209	$559,519

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$2,672	$1,533
Accounts payable	80,701	87,894
Accrued expenses and other current liabilities	55,223	57,880
Total current liabilities	138,596	147,307
Long-term liabilities:
Revolving credit facility	126,000	96,000
Long-term debt, net	454	983
Deferred income taxes	12,530	14,895
Operating lease long-term liability	17,971	-
Other long-term liabilities	16,754	17,068
Total long-term liabilities	173,709	128,946
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,408 and 28,488 shares outstanding at December 31, 2019 and 2018, respectively, with no stated value	-	-
Additional paid-in capital	225,607	231,647
Common Shares held in treasury, 1,558 and 478 shares at December 31, 2019 and 2018, respectively, at cost	(50,773)	(8,880)
Retained earnings	206,542	146,251
Accumulated other comprehensive loss	(91,472)	(85,752)
Total shareholders' equity	289,904	283,266
Total liabilities and shareholders' equity	$602,209	$559,519

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31 (in thousands)	2019	2018	2017

OPERATING ACTIVITIES:
Net income	$60,291	$53,848	$45,049
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	24,904	22,786	21,490
Amortization, including accretion and write-off of deferred financing costs	6,579	6,731	6,764
Deferred income taxes	5,586	2,552	(5,959)
Earnings of equity method investee	(1,578)	(2,038)	(1,636)
(Gain) loss on sale of fixed assets	(98)	333	(1,796)
Share-based compensation expense	6,191	5,632	7,265
Excess tax benefit related to share-based compensation expense	(1,289)	(1,584)	(858)
Gain on disposal of non-core products, net	(33,599)	-
Intangible impairment charge	-	202	-
Change in fair value of earn-out contingent consideration	2,308	213	7,485
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(1,353)	(3,575)	(15,156)
Inventories, net	(15,653)	(10,002)	(2,132)
Prepaid expenses and other assets	(8,898)	2,291	(10,177)
Accounts payable	(6,980)	11,054	10,492
Accrued expenses and other liabilities	(11,906)	(7,671)	18,077
Net cash provided by operating activities	24,505	80,772	78,908

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(39,467)	(29,027)	(32,170)
Proceeds from sale of fixed assets	382	111	77
Insurance proceeds for fixed assets	-	1,403	711
Proceeds from disposal of non-core products	34,386	-	-
Business acquisitions, net of cash acquired	-	-	(77,258)
Investment in venture capital fund	(1,600)	(437)	-
Net cash used for investing activities	(6,299)	(27,950)	(108,640)

FINANCING ACTIVITIES:
Acquisition of noncontrolling interest, including transaction costs	-	-	(1,848)
Revolving credit facility borrowings	112,000	27,500	95,000
Revolving credit facility payments	(82,000)	(52,500)	(41,000)
Proceeds from issuance of debt	2,208	415	2,748
Repayments of debt	(1,587)	(5,071)	(11,573)
Earn-out consideration cash payment	(3,394)	-	-
Other financing costs	(1,366)	-	(61)
Common Share repurchase program	(50,000)	-	-
Repurchase of Common Shares to satisfy employee tax withholding	(4,119)	(4,214)	(2,481)
Net cash (used for) provided by financing activities	(28,258)	(33,870)	40,785

Effect of exchange rate changes on cash and cash equivalents	(1,637)	(3,863)	4,561
Net change in cash and cash equivalents	(11,689)	15,089	15,614
Cash and cash equivalents at beginning of period	81,092	66,003	50,389

Cash and cash equivalents at end of period	$69,403	$81,092	$66,003

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,401	$4,997	$5,746
Cash paid for income taxes, net	$12,222	$13,213	$7,093

Supplemental disclosure of non-cash operating and financing activities:
Bank payment of vendor payables under short-term debt obligations	$-	$-	$3,764

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of 2019 Adjusted EPS

(USD in millions)	2019	2019 EPS
Net Income Attributable to Stoneridge	$60.3	$2.13

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	2.3	0.08
Less: After-Tax Change in Fair Value of Equity Investment	0.2	0.01
Add: After-Tax Restructuring Costs	7.6	0.27
Add: After-Tax Share-Based Comp Accelerated Vesting	0.5	0.02
Add: After-Tax Business Realignment Costs	4.2	0.15
Less: After-Tax Gain from Disposal of Non-Core Products	(28.0)	(0.99)
Less: After-Tax Recovery of Brazilian Indirect Taxes	(5.6)	(0.20)
Add: After-Tax Impact of State Tax Valuation Allowance Release	(0.0)	(0.00)
Add: After-Tax Write-Off of Deferred Financing Fees	0.2	0.01

Adjusted Net Income	$41.6	$1.47

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Control Devices Operating Income	$17.9	$17.2	$16.3	$12.9	$64.2	$11.9	$44.4	$9.8	$7.2	$73.3

Add: Pre-Tax Restructuring Costs						2.2	3.5	3.6	3.0	12.2
Less: Pre-Tax Gain from Disposal of Non-Core Products							(35.0)			(35.0)
Add: Pre-Tax Business Realignment Costs		0.1			0.1	0.5			0.2	0.7
Control Devices Adjusted Operating Income	$17.9	$17.3	$16.3	$12.9	$64.3	$14.7	$12.9	$13.3	$10.4	$51.3

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Non-Core Products

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Adjusted Operating Income	$17.9	$17.3	$16.3	$12.9	$64.3	$14.7	$12.9	$13.3	$10.4	$51.3

Less: Pre-Tax Gain from Disposed Non-Core Products	(2.4)	(2.3)	(2.3)	(2.0)	(9.1)	(2.0)	-	(1.1)	(0.4)	(3.4)
Adjusted Operating Income Excluding Disposed Non-Core Products	$15.5	$15.0	$14.0	$10.8	$55.2	$12.7	$12.9	$12.3	$10.0	$47.8

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Electronics Operating Income	$7.9	$8.3	$9.0	$3.1	$28.2	$9.0	$7.6	$7.7	$0.8	$25.0

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.4				0.4					-
Add: Pre-Tax Restructuring Costs						0.2	0.1	0.1	0.2	0.6
Add: Pre-Tax Business Realignment Costs		0.3	(0.1)	3.4	3.6				0.1	0.1
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2								(0.8)		(0.8)
Add: Pre-Tax Capitalized Software Development Capitalized in Q3						0.2	0.7			0.8
Electronics Adjusted Operating Income	$8.2	$8.6	$8.9	$6.5	$32.2	$9.4	$8.3	$6.9	$1.0	$25.7

Reconciliation of Stoneridge Brazil Adjusted Operating Income

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
PST Operating Income	$0.2	$0.7	$0.7	$3.4	$5.0	$0.7	$6.4	$(0.5)	$(0.1)	$6.5

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.5	0.5	(1.7)	(0.2)	0.5	0.5	0.9	0.4	2.3
Less: Pre-Tax Recovery of Brazilian Indirect Taxes							(6.5)			(6.5)
Add: Pre-Tax Business Realignment Costs	0.2				0.2
PST Adjusted Operating Income	$0.9	$1.3	$1.2	$1.7	$5.1	$1.1	$0.4	$0.5	$0.4	$2.4

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Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Operating Income	$16.8	$19.2	$18.3	$12.7	$67.0	$11.7	$49.2	$9.3	$1.1	$71.3

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.4				0.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.5	0.5	(1.7)	(0.2)	0.5	0.5	0.9	0.4	2.3
Less: Pre-Tax Change in Fair Value of Equity Investment						(0.0)			0.2	0.2
Add: Pre-Tax Restructuring Costs						2.8	3.6	3.7	3.4	13.4
Add: Pre-Tax Share-Based Comp Accelerated Vesting							0.5	0.2		0.7
Add: Pre-Tax Business Realignment Costs	0.2	0.4	(0.1)	3.4	4.0	1.1		0.4	0.3	1.8
Less: Pre-Tax Gain from Disposal of Non-Core Products							(33.9)			(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes							(6.5)			(6.5)
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory							(1.4)			(1.4)
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2								(0.8)		(0.8)
Add: Pre-Tax Capitalized Software Development Capitalized in Q3						0.2	0.7			0.8
Adjusted Operating Income	$18.0	$20.1	$18.7	$14.3	$71.2	$16.2	$12.6	$13.7	$5.5	$48.0

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Income Before Tax	$16.6	$18.9	$16.8	$12.7	$65.1	$11.5	$48.8	$8.1	$(0.0)	$68.4
Interest expense, net	1.4	1.2	1.2	1.0	4.7	1.0	1.0	1.1	1.2	4.3
Depreciation and amortization	7.8	7.1	7.1	7.4	29.4	7.2	7.6	7.9	8.1	30.9
EBITDA	$25.8	$27.2	$25.0	$21.2	$99.2	$19.7	$57.4	$17.1	$9.3	$103.6
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.4				0.4					-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.5	0.5	(1.7)	(0.2)	0.5	0.5	0.9	0.4	2.3
Less: Pre-Tax Gain in Fair Value of Equity Investment						(0.0)			0.2	0.2
Add: Pre-Tax Restructuring Costs						2.8	3.6	3.7	3.4	13.4
Add: Pre-Tax Business Realignment Costs	0.2	0.4	(0.1)	3.4	4.0	1.1		0.4	0.3	1.8
Less: Pre-Tax Gain from Disposal of Non-Core Products							(33.9)			(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes							(6.5)			(6.5)
Add: Pre-Tax Share-Based Comp Accelerated Vesting							0.5	0.2		0.7
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2								(0.8)		(0.8)
Add: Pre-Tax Capitalized Software Development Capitalized in Q3						0.2	0.7			0.8
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory							(1.4)			(1.4)
Adjusted EBITDA	$26.9	$28.1	$25.4	$22.9	$103.3	$24.2	$20.9	$21.5	$13.7	$80.3

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Gross Profit	68.0	67.4	63.3	58.0	256.6	60.9	56.8	51.9	44.2	213.7

Add: Pre-Tax Restructuring Costs						1.3	2.4	2.5	1.5	7.6
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory							(1.4)			(1.4)
Add: Pre-Tax Business Realignment Costs				0.8	0.8					-
Adjusted Gross Profit	68.0	67.4	63.3	58.8	257.5	62.1	57.8	54.4	45.6	219.9

Exhibit 6 – Adjusted Sales

Reconciliation of Adjusted Sales

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Sales	$225.9	$220.6	$208.9	$210.8	$866.2	$218.3	$222.2	$203.4	$190.4	$834.3

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory							(4.2)			(4.2)
Adjusted Sales	$225.9	$220.6	$208.9	$210.8	$866.2	$218.3	$218.1	$203.4	$190.4	$830.1

Reconciliation of Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Adjusted Sales	$225.9	$220.6	$208.9	$210.8	$866.2	$218.3	$218.1	$203.4	$190.4	$830.1

Less: Pre-Tax Sale from Disposed Non-Core Products	(11.9)	(11.2)	(11.1)	(10.3)	(44.5)	(11.1)	(9.1)	(10.8)	(6.5)	(37.4)
Adjusted Sales Excluding Disposed Non-Core Products	$214.0	$209.4	$197.8	$200.5	$821.7	$207.2	$209.0	$192.6	$183.9	$792.7

Exhibit 7 – Control Devices Adjusted Sales

Reconciliation of Control Devices Adjusted Sales

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Control Devices Sales	$117.5	$112.4	$110.0	$109.7	$449.6	$112.0	$116.1	$109.9	$100.0	$438.0

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	-	-	-		-	(4.2)			(4.2)
Adjusted Control Devices Sales	$117.5	$112.4	$110.0	$109.7	$449.6	$112.0	$112.0	$109.9	$100.0	$433.8

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019
Adjusted Control Devices Sales	$117.5	$112.4	$110.0	$109.7	$449.6	$112.0	$112.0	$109.9	$100.0	$433.8

Less: Sales from Disposed Non-Core Products	(11.9)	(11.2)	(11.1)	(10.3)	(44.5)	(11.1)	(9.1)	(10.8)	(6.5)	(37.4)
Adjusted Control Devices Sales Excluding Disposed Non-Core Products	$105.7	$101.2	$98.9	$99.4	$405.1	$100.9	$102.9	$99.1	$93.5	$396.4

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Exhibit 8 – Adjusted Tax Rate

Reconciliation of 2019 Adjusted Tax Rate

(USD in millions)	2019
Income Before Tax	$68.4

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	2.3
Less: Pre-Tax Change in Fair Value of Equity Investment	0.2
Add: Pre-Tax Restructuring Costs	13.4
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.7
Add: Pre-Tax Business Realignment Costs	1.8
Less: Pre-Tax Gain from Disposal of Non-Core Products	(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	(6.5)
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(1.4)
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.8)
Add: Pre-Tax Write-Off of Deferred Financing Fees	0.3
Add: Pre-Tax Capitalized Software Development Capitalized in Q3	0.8
Adjusted Income Before Tax	$45.4

Income Tax Provision	$8.1

Add: Tax Impact From Pre-Tax Adjustments	(4.3)
Add: After-Tax Impact of State Tax Valuation Allowance Release	0.0

Adjusted Income Tax Provision	$3.8

Adjusted Tax Rate	8.4%

10